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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 7 - Regulation FD

Item 7.01.    Regulation FD Disclosure.

        On September 8, 2009, National Penn Bancshares, Inc. ("National Penn" or the "Company") announced the commencement of an underwritten public offering of approximately $125 million of its common stock (the "Offering"). The underwriters have been granted a 30-day option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any.

        The Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1. A slide presentation to be used by the Company in connection with the Offering is attached hereto as Exhibit 99.2.

Section 8 - Other Events

Item 8.01.    Other Events.

Recent Developments

        The prospectus supplement filed in connection with the Offering disclosed the following under "Recent Developments."

Internal and Independent Stress Tests

        During second quarter 2009, National Penn conducted an internal stress test based on the methodology of the tests that were recently administered to the nation's 19 largest banks by Federal banking regulators under the U.S. Treasury's Supervisory Capital Assessment Program but using lower loss rates based on National Penn's historic loan loss rates that were adjusted based on National Penn's knowledge of its loan portfolio, experience and current economic conditions.

        In conducting our internal stress test, National Penn assigned 2-year loss rates to specific loan portfolio components and compared the total estimated loss exposure to the resources available to cover the losses, notably loan loss reserves, future earnings and existing capital. Our internal stress test concluded that National Penn would have Tier 1 common equity greater than 4% of risk based assets after the completion of the stress test, the amount recommended by the U.S. Treasury.

        Additionally, National Penn reviewed a projected loan loss model prepared by SNL Financial, as an independent stress test of National Penn's loan portfolio. The SNL Financial methodology uses an assumed loan loss rate determined by SNL Financial using a peer group selected by National Penn. The SNL Financial stress test arrived at virtually the same estimated two-year loan losses as National Penn's internal analysis: approximately 3% of net loans charged off from the June 30, 2009 gross loan balance over the next two years. The projected loan loss rates were determined under the SNL Financial model by comparing National Penn's noncurrent loans (loans 30 to 89 days past due, 90+ days past due and nonaccrual) to the aggregate noncurrent loans of the peer group of companies identified in National Penn's most recent proxy statement, by loan type, and applying this relationship to the loss rate inputs. Guaranteed loans are excluded from the analysis by approximating the amount of noncurrent guaranteed loans, per loan category.

Revenue Enhancement/Cost Containment Initiatives

        In late June 2009, National Penn's board of directors approved a series of actions designed to enhance revenue, such as increasing commercial loan pricing, and reducing costs through actions such as community bank office and ATM rationalization and actions in the employee pay and benefits area. In taking these steps, National Penn's goal is to achieve a combination of cost reductions and revenue enhancements with at least $15 million in full year savings in 2010.

Capital Contribution to National Penn Bank

        On August 24, 2009, National Penn made a cash capital contribution to National Penn Bank, its principal banking subsidiary, of $42 million, improving each of its regulatory capital ratios.

Risk Factors

        In the prospectus supplement filed in connection with the Offering, the Company has revised certain risk factors it previously disclosed in its Form 10-K for the year ended December 31, 2008 and in its Forms 10-Q for the quarters ended March 31, 2009 and June 30, 2009, and has added certain new risk factors. The risk factors included in the prospectus supplement are set forth below.

Risks Associated with Our Business and Industry

National Penn may need to, or may be compelled to, raise additional capital in the future, but that capital may not be available when it is needed and on terms favorable to current shareholders.

        Federal banking regulators require National Penn and its banking subsidiaries to maintain adequate levels of capital to support their operations. These capital levels are determined and dictated by law, regulation and banking regulatory agencies. In addition, capital levels are also determined by National Penn's management and board of directors based on capital levels that they believe are necessary to support National Penn's business operations. At June 30, 2009, all three capital ratios for National Penn and each of its banking subsidiaries were above "well capitalized" levels under current bank regulatory guidelines. To be "well capitalized," banking companies generally must maintain a Tier 1 leverage ratio of at least 5%, a Tier 1 risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. However, National Penn's regulators may require it or its banking subsidiaries to operate with higher capital levels. For example, regulators recently have required competitor banks to attain a Tier 1 leverage ratio of at least 8%, a Tier 1 risk-based capital ratio of at least 10%, and a total risk-based capital ratio of at least 12%. With the proceeds of this offering, National Penn intends to contribute $58 million to National Penn Bank, which would have resulted in pro-forma Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios of 8.60%, 11.06% and 12.30%, respectively, for National Penn Bank at June 30, 2009. If regulators require National Penn to maintain capital levels beyond its "well capitalized" level and if this offering is not successful, National Penn may have to reduce assets, seek alternative means to increase capital, or both.

        If National Penn raises capital through the issuance of additional shares of its common stock or other securities, it would likely dilute the ownership interests of current investors and could dilute the per share book value and earnings per share of its common stock. Please refer to the risk factor below titled "There may be future sales or other dilution of National Penn's equity, which may adversely affect the market price of National Penn's common stock." Furthermore, a capital raise through issuance of additional shares may have an adverse impact on the National Penn's stock price. New investors may also have rights, preferences and privileges senior to National Penn's current shareholders, which may adversely impact its current shareholders. National Penn's ability to raise additional capital will depend on conditions in the capital markets at that time, which are outside of its control, and on its financial performance. Accordingly, National Penn cannot assure you of its ability to raise additional capital on terms and time frames acceptable to it or to raise additional capital at all. If National Penn cannot raise additional capital in sufficient amounts when needed, its ability to comply with regulatory capital requirements could be materially impaired. Additionally, the inability to raise capital in sufficient amounts may adversely affect National Penn's operations, financial condition and results of operations.

Deteriorating credit quality, particularly in commercial, construction and real estate loans, has adversely impacted National Penn and may continue to adversely impact National Penn.

        Late in 2008, National Penn began to experience a downturn in the overall credit performance of its loan portfolio, as well as acceleration in the deterioration of general economic conditions. This deterioration, as well as a significant increase in national and regional unemployment levels and decreased sources of liquidity, are the primary drivers of the increased stress being placed on most borrowers and is negatively impacting their ability to repay. These conditions resulted in an increase in National Penn's loan loss reserves at June 30, 2009.

        National Penn expects credit quality to remain challenging and at elevated levels of risk for at least the remainder of 2009. Continued deterioration in the quality of National Penn's credit portfolio could significantly increase nonperforming loans, require additional increases in loan loss reserves, elevate charge-off levels and have a material adverse effect on National Penn's capital, financial condition and results of operations.

The results of the internal and independent stress tests that National Penn has conducted may not accurately predict the impact on National Penn if the condition of the economy were to continue to deteriorate more than assumed.

        National Penn recently conducted an internal stress test. This stress test was based on the methodology of the tests that were recently administered to the nation's 19 largest banks by the U.S. Treasury in connection with its Supervisory Capital Assessment Program. For its internal stress test, National Penn applied assumptions to estimate its credit losses, resources available to absorb those losses and any necessary additions to capital that would be required under a "more adverse" stress test scenario. These assumed loss rates were not as severe as those used by the U.S. Treasury. National Penn also reviewed a projected loan loss model made available by SNL Financial which used an assumed loan loss rate that differed from the rate used in National Penn's internal stress test and by the U.S Treasury.

        While National Penn believes it applied appropriate assumptions in performing its stress test, these assumptions may prove to be incorrect. The results of National Penn's stress test and the stress test performed by SNL Financial may not be comparable to the results of stress tests performed and publicly released by the U.S. Treasury, and the results of these tests may not be the same if they had been performed by the U.S. Treasury. Moreover, the results of the stress tests may not accurately reflect the impact on National Penn if the economy does not improve or continues to deteriorate. Any continued deterioration of the economy could result in credit losses significantly higher, with a corresponding impact on National Penn's resources and capital requirements, than those predicted by National Penn's stress tests.

National Penn's allowance for loan losses may prove inadequate or be negatively affected by credit risk exposure.

        National Penn depends on the creditworthiness of its customers. National Penn periodically reviews the adequacy of its allowance for loan losses, considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans and nonperforming assets. As a result of these considerations, National Penn has from time to time increased its allowance for loan losses, most recently for the quarter ended June 30, 2009, when it recorded a provision for loan losses of $37.5 million. The allowance for loan losses may not be adequate over time to cover credit losses because of unanticipated adverse changes to the economy caused by recession, inflation, unemployment or other factors beyond National Penn's control. Furthermore, bank regulators may require National Penn to make a provision for loan losses or otherwise recognize further loan charge-offs following their periodic review of National Penn's loan portfolio, underwriting procedures and allowance for loan losses. If the credit quality of National Penn's customer base materially decreases, if the risk profile of a market, industry or group of customers changes materially, or if the allowance for loan losses is not adequate, National Penn's business, financial condition, liquidity, capital and results of operations could be materially and adversely affected.

Because its operations are concentrated in eastern Pennsylvania, National Penn's performance and financial condition may be adversely affected by regional economic conditions and real estate values.

        National Penn's loan activities are largely based in 13 counties in eastern Pennsylvania. To a lesser extent, National Penn's deposit base is also generated from this area. As a result, National Penn's consolidated financial performance depends largely upon economic conditions in this eastern Pennsylvania region. Deteriorating local economic conditions during 2008 and the first three quarters of 2009 caused National Penn to experience an increase in loan delinquencies, an increase in the number of borrowers who defaulted on their loans and a reduction in the value of the collateral securing their loans. A continued downturn in this regional real estate market could further harm National Penn's financial condition and results of operations because of the geographic concentration of loans within this regional area and because a large percentage of its loans are secured by real property. If there is a further decline in real estate values, the collateral for National Penn's loans will provide less security. As a result, National Penn's ability to recover on defaulted loans by selling the underlying real estate will be diminished, and National Penn will be more likely to suffer losses on defaulted loans.

Declines in asset values may result in impairment charges and adversely impact the value of National Penn's investments, financial performance and capital.

        National Penn maintains an investment portfolio that includes, but is not limited to, municipal bonds and collateralized debt obligations. The market value of investments may be affected by factors other than the underlying performance of the issuer or composition of the bonds themselves, such as ratings downgrades, adverse changes in business climate and lack of liquidity for resales of certain investment securities. National Penn periodically, but not less than quarterly, evaluates investments and other assets for impairment indicators. National Penn may be required to record additional impairment charges if investments suffer a decline in value that is considered other-than-temporary. If National Penn determines that a significant impairment has occurred, National Penn would be required to charge against earnings the credit-related portion of the other than temporary impairment, which could have a material adverse effect on results of operations in the period in which the write-off occurs.

        Included in National Penn's investment portfolio is approximately $57 million in capital stock of the Federal Home Loan Bank of Pittsburgh owned by National Penn. This stock ownership is required of all Home Loan Bank members as part of the overall Home Loan Bank capitalization. The Home Loan Bank is experiencing a potential capital shortfall, has suspended its quarterly cash dividend, and could possibly require its members, including National Penn, to make additional capital investments in the Home Loan Bank. In order to avail itself of correspondent banking services offered by the Home Loan Bank, National Penn must remain a member of the Home Loan Bank. If the Home Loan Bank were to cease operations, or if National Penn were required to write-off its investment in the Home Loan Bank, National Penn's business, financial condition, liquidity, capital and results of operations may be materially and adversely affected.

National Penn may incur impairments to goodwill.

        At June 30, 2009, National Penn had $556 million recorded as goodwill. National Penn reviews its goodwill at least annually. Significant negative industry or economic trends, including the lack of recovery in the market price of National Penn's common stock, reduced estimates of future cash flows or disruptions to National Penn's business, could indicate that goodwill might be impaired. National

Penn's valuation methodology for assessing impairment requires management to make judgments and assumptions based on historical experience and to rely on projections of future operating performance. National Penn operates in competitive environments and projections of future operating results and cash flows may vary significantly from actual results. If National Penn's analysis results in an impairment to its goodwill, National Penn would be required to record a non-cash charge to earnings in its financial statements during the period in which such impairment is determined to exist. Any such change could have a material adverse effect on National Penn's results of operations and our stock price.

Negative conditions in the general economy and financial services industry may limit National Penn's access to additional funding and adversely impact liquidity.

        An inability to raise funds through deposits, borrowings and other sources could have a substantial negative effect on National Penn's liquidity. National Penn's access to funding sources in amounts adequate to finance its activities could be impaired by factors that affect it specifically or the financial services industry in general. Factors that could detrimentally impact National Penn's access to liquidity sources include a decrease in the level of its business activity due to a market down turn or adverse regulatory action against it. National Penn's ability to borrow could also be impaired by factors that are nonspecific to National Penn, such as severe disruption of the financial markets or negative news and expectations about the prospects for the financial services industry as a whole as evidenced by recent turmoil in the domestic and worldwide credit markets.

The impact of recently enacted legislation, proposed legislation, and government programs intended to stabilize the financial markets cannot be predicted at this time, and such legislation is subject to change.

        On October 3, 2008, the Emergency Economic Stabilization Act of 2008, or the EESA, was signed into law. Under EESA, the U.S. Treasury has the authority to, among other things, invest in financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets. Pursuant to this authority, the U.S. Treasury announced its CPP, under which it is purchasing preferred stock and warrants in eligible institutions, including National Penn, to increase the flow of credit to businesses and consumers and to support the economy. In accordance with the terms of the CPP, National Penn issued to the U.S. Treasury shares of Series B Preferred Stock and the Warrant to purchase shares of its common stock for an aggregate purchase price of $150 million.

        Participation in the CPP subjects National Penn to increased oversight by the U.S. Treasury, regulators and Congress. On February 17, 2009, the EESA was amended by the American Recovery and Reinvestment Act of 2009, or the ARRA. The EESA, the ARRA and the rules issued under these acts contain executive compensation restrictions and corporate governance standards that apply to all CPP participants, including National Penn. For example, participation in the CPP imposes restrictions on National Penn's ability to pay cash dividends on, and to repurchase, its common stock. With regard to increased oversight, the U.S. Treasury has the power to unilaterally amend the terms of the CPP purchase agreement to the extent required to comply with changes in applicable federal law and to inspect National Penn's corporate books and records through its federal banking regulator. In addition, the U.S. Treasury has the right to appoint two persons to National Penn's board of directors if National Penn misses dividend payments for six dividend periods, whether or not consecutive, on the preferred stock. The EESA, the ARRA and the related rules subject National Penn to restrictions on executive compensation that are complex, far-reaching, and unprecedented, and that could materially affect National Penn's ability to attract, motivate, and/or retain key executives and other key personnel. In addition, National Penn is now required to submit its executive compensation program to an advisory (non-binding) shareholder vote.

        Congress has held hearings on implementation of the CPP and the use of funds and may adopt further legislation impacting financial institutions that have obtained funding under the CPP or changing lending practices that legislators believe led to the current economic situation. Although it is unclear what, if any, additional legislation will be enacted into law or rules will be issued, certain laws or rules may be enacted or imposed administratively by the U.S. Treasury that could further restrict National Penn's operations or increase governmental oversight of its businesses and its corporate governance practices. The Special Inspector General for the Troubled Asset Relief Program, or TARP, has requested information from CPP and other TARP participants, including a description of past and anticipated uses of the TARP funds and plans for addressing executive compensation requirements under the CPP. National Penn and other CPP participants are also required to submit monthly reports about their lending and financial intermediation activities to the U.S. Treasury. It is unclear at this point what the ramifications of such disclosure are or may be in the future.

        The ultimate impact that EESA, the ARRA and their implementing regulations, or any other legislation or governmental program, will have on the financial markets is unknown at this time. The failure of the financial markets to stabilize and a continuation or worsening of current financial market conditions could materially and adversely affect National Penn's business, results of operations, financial condition, access to funding and the trading price of National Penn's common stock.

Governmental regulation, legislation and accounting industry pronouncements could adversely affect National Penn.

        In addition to the EESA and the ARRA, National Penn and its subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of National Penn and its subsidiaries. This regulatory scheme, which is primarily intended to protect consumers, depositors and the government's deposit insurance funds and to accomplish other governmental policy objectives (e.g., combating terrorism), is expected to change—perhaps significantly—following the Obama administration's June 2009 financial regulatory reform proposal. In addition, National Penn is subject to changes in accounting rules and interpretations. National Penn cannot predict what effect any presently contemplated or future changes in financial market regulation or accounting rules and interpretations will have on National Penn. Any such changes may negatively affect National Penn's financial performance, its ability to expand its products and services and/or to increase the value of its business and, as a result, could be materially adverse to National Penn's shareholders.

Competition from other financial institutions may adversely affect National Penn's profitability.

        National Penn's banking subsidiaries face substantial competition in originating loans, both commercial and consumer. This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Many of National Penn's competitors enjoy advantages, including greater financial resources and higher lending limits, a wider geographic presence, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. Additionally, several of National Penn's banking competitors are large financial institutions that have received multi-million or multi-billion dollar infusions of capital from the U.S. Treasury or other support from federal programs, which has strengthened their balance sheets and enhanced their ability to withstand the uncertainty of the current economic environment. Intensified competition from these institutions could reduce National Penn's net income by decreasing the number and size of loans that National Penn's subsidiaries originate and the interest rates they may charge on these loans.

        In attracting business and consumer deposits, National Penn's banking subsidiaries face substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of National Penn's competitors enjoy advantages, including greater financial resources (from participation in the CPP or otherwise), more aggressive marketing campaigns and better brand recognition and more branch locations. These competitors may offer higher interest rates than National Penn, which could decrease the deposits that National Penn attracts or require National Penn to increase its rates to retain existing deposits or attract new deposits. Increased deposit competition could adversely affect National Penn's ability to generate the funds necessary for lending operations. As a result, National Penn may need to seek other sources of funds that may be more expensive to obtain and could increase National Penn's cost of funds.

        National Penn's banking and non-banking subsidiaries also compete with non-bank providers of financial services, such as brokerage firms, consumer finance companies, credit unions, insurance agencies and governmental organizations which may offer more favorable terms. Some of National Penn's non-bank competitors are subject to less extensive regulations than those governing National Penn's banking operations. As a result, such non-bank competitors may have advantages over National Penn's banking and non-banking subsidiaries in providing financial products and services. This competition may reduce or limit National Penn's margins on banking and non-banking services, reduce its market share and adversely affect its earnings and financial condition.

        National Penn's subsidiaries face intense competition with various other financial institutions for the attraction and retention of key personnel, specifically those who generate and maintain National Penn's customer relationships. These competitors may not be subject to the limitations on executive compensation imposed under the EESA and the ARRA, may not be subject to federal taxation, and may offer greater compensation and other benefits, which could result in the loss of potential and/or existing key personnel, including the loss of potential and/or existing substantial customer relationships.

Variations in interest rates may negatively affect National Penn's financial performance.

        Changes in interest rates may reduce profits. The primary source of income for National Penn currently is the differential, or the net interest spread, between the interest earned on loans, securities and other interest-earning assets, and the interest paid on deposits, borrowings and other interest-bearing liabilities. As prevailing interest rates change, net interest spreads are affected by the difference between the maturities and re-pricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. An increase in the general level of interest rates may also adversely affect the ability of certain borrowers to repay their obligations. In a declining interest rate environment, National Penn may be unable to re-price deposits downward in the same magnitude and/or with the same timing as the movement in its interest-sensitive assets. Accordingly, changes in levels of market interest rates, whether upward or downward, could materially adversely affect National Penn's net interest spread, loan origination volume, asset quality and overall profitability.

National Penn is subject to certain risks in connection with its strategy of growing through mergers and acquisitions.

        Mergers and acquisitions have contributed significantly to National Penn's growth in the past 18 years, and continue to be a key component of its business model. Accordingly, it is possible that National Penn could acquire other financial institutions, financial service providers or branches of banks in the future. National Penn's ability to engage in future mergers and acquisitions depends on its ability to identify suitable merger partners, finance and complete such transactions on acceptable terms and at acceptable price, and its ability to receive the necessary regulatory approvals and, when required, shareholder approval. National Penn's success also depends on, among other things, its ability to realize anticipated cost savings and revenue enhancements from acquisitions and to combine the businesses of the acquired companies in a manner that permits growth without materially disrupting existing customer relationships or resulting in decreased revenues due to loss of customers. If National Penn is not able to successfully achieve these objectives, the anticipated benefits of such acquisitions may not be realized fully or at all or may take longer to realize than expected. Additionally, if the integration efforts following acquisitions are not successfully managed, the failure of these integration efforts could result in loan losses, deposit attrition, operating costs, loss of key employees, disruption of National Penn's ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect National Penn's ability to maintain relationships with customers and employees or to achieve the anticipated benefits of such acquisitions or result in unanticipated losses.

If National Penn's information systems are interrupted or sustain a breach in security, those events may negatively affect National Penn's financial performance and reputation.

        In conducting its business, National Penn relies heavily on its information systems. Maintaining and protecting those systems is difficult and expensive, as is dealing with any failure, interruption or breach in security of these systems, whether due to acts or omissions by National Penn or by a third party and whether intentional or not. Any such failure, interruption or breach could result in failures or disruptions in National Penn's customer relationship management, general ledger, deposit, loan and other systems. The policies, procedures and technical safeguards put in place by National Penn to prevent or limit the effect of any failure, interruption or security breach of its information systems may be insufficient to prevent or remedy the effects of any such occurrences. The occurrence of any failures, interruptions or security breaches of National Penn's information systems could damage National Penn's reputation, result in a loss of customer business and data, subject National Penn to additional regulatory scrutiny, or expose National Penn to civil litigation and possible financial liability, any of which could have a material adverse effect on National Penn's financial condition and results of operations.

If National Penn's information technology is unable to keep pace with its growth or industry developments, National Penn's financial performance may suffer.

        Effective and competitive delivery of National Penn's products and services is increasingly dependent upon information technology resources and processes, both those provided internally as well as those provided through third party vendors. In addition to better serving customers, the effective use of technology increases efficiency and enables National Penn to reduce costs. National Penn's future success will depend, in part, upon its ability to address the needs of its customers by using technology to provide products and services to enhance customer convenience, as well as to create additional efficiencies in its operations. Many of National Penn's competitors have greater resources to invest in technological improvements. Additionally, as technology in the financial services industry changes and evolves, keeping pace becomes increasingly complex and expensive for National Penn, and National Penn's need to attract, retain and motivate qualified personnel becomes increasingly critical, particularly as National Penn may complete future acquisitions and enter new markets. There can be no assurance that National Penn will be able to effectively implement new technology-driven products and services, which could reduce its ability to compete effectively.

National Penn's internal control systems are inherently limited.

        National Penn's system of internal controls, disclosure controls and corporate governance policies and procedures is inherently limited. As of December 31, 2008, National Penn had identified certain control deficiencies that, in combination, constituted a material weakness. The inherent limitations of National Penn's system of internal controls include the realities that judgments in decision-making can be faulty, breakdowns can occur because of simple errors or mistakes and controls can be circumvented by the individual acts of some persons or by collusion of two or more people. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and any design may not succeed in achieving its stated goals under all potential future conditions. Because of the inherent limitation of a cost-effective control system, misstatements due to error or fraud may occur and may not be detected, which may have an adverse effect on National Penn's business, results of operations or financial condition. Additionally, any plans of remediation for any identified weaknesses may be ineffective in improving National Penn's internal controls.

Risks Related to This Offering and the Ownership of Our Common Stock

The price of National Penn's common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

        Stock price volatility may make it difficult for you to resell your common stock when you want and at prices you find attractive. National Penn's stock price can fluctuate significantly in response to a variety of factors including, among other things:

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  Actual or anticipated variations in quarterly results of operations;

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  Recommendations by securities analysts;

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  Operating and stock price performance of other companies that investors deem comparable to National Penn;

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  News reports relating to trends, concerns and other issues in the financial services industry, including the failures of other financial institutions in the current economic downturn;

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  Perceptions in the marketplace regarding National Penn and/or its competitors;

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  New technology used, or services offered, by competitors;

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  Significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving National Penn or its competitors;

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  Failure to integrate acquisitions or realize anticipated benefits from acquisitions;

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  Changes in government regulations; and

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  Geopolitical conditions such as acts or threats of terrorism or military conflicts.

        General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results as evidenced by the current volatility and disruption of capital and credit markets.

The trading volume of National Penn's common stock is less than that of other larger financial services companies which may adversely affect the price of National Penn's common stock.

        Although National Penn's common stock is traded on The NASDAQ Global Select Market, the trading volume in National Penn's common stock is less than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of National Penn's common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which National Penn has no control. Given the lower trading volume of National Penn's common stock, significant sales of National Penn's common stock, or the expectation of these sales, could cause the price of National Penn's common stock to fall.

There may be future sales or other dilution of National Penn's equity, which may adversely affect the market price of National Penn's common stock.

        Except as described under "Underwriting", National Penn is not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. National Penn is currently authorized to issue up to 250 million common shares, of which 95,669,580 shares were outstanding as of September 3, 2009 and                                    shares will be outstanding after giving effect to this offering (excluding exercise of the underwriters' over-allotment option), and up to one million shares of preferred stock, none of which shares are outstanding other than 150,000 shares of Series B Preferred Stock. In addition, 3,099,769 shares are available for purchase under National Penn's Dividend Reinvestment and Stock Purchase Plan and its Employee Stock Purchase Plan. The Employee Stock Purchase Plan allows employee shareholders to purchase shares of National Penn common shares at a 10% discount from market value. 10,909,522 shares are issuable upon the vesting of restricted stock units and/or exercise of stock options that have been, or stock options, stock appreciation rights, stock awards and restricted stock that may be, issued under National Penn's equity compensation plans. The U.S. Treasury may, at its option, exercise the Warrant to purchase 1,470,588 of National Penn's common shares. Should the U.S. Treasury exercise its Warrant or should National Penn experience strong participation in the Employee Stock Purchase Plan or the Dividend Reinvestment and Stock Purchase Plan, the issuance of the required shares of common stock will dilute the ownership of National Penn's shareholders and could depress our stock price. National Penn also has the ability to issue an unlimited amount of securities including common stock, preferred stock, debt securities, depositary shares and securities warrants, from time to time at prices and on terms to be determined at the time of sale under an active shelf registration statement, which it filed with the SEC on November 7, 2008. National Penn's board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. These authorized but unissued shares could be issued on terms or in circumstances that could dilute the interests of other shareholders.

        In addition, National Penn may decide to repurchase the Series B Preferred Stock issued to the U.S. Treasury in connection with National Penn's participation in the CPP. To repurchase the preferred stock, National Penn is required to obtain the approval of National Penn's primary federal regulator which may require National Penn to raise capital in addition to the capital raised in this offering prior to repurchasing the Series B Preferred Stock. Should National Penn choose to raise capital by selling shares of common stock for any reason, including, without limitation, for the purpose of repurchasing its Series B Preferred Stock or for increasing its regulatory capital, the issuance would have a dilutive effect on National Penn's other shareholders and could have a material negative effect on the market price of National Penn's common stock.

National Penn's common stock is equity and is subordinate to its existing and future indebtedness and the Series B Preferred Stock and effectively subordinated to all the indebtedness and other non-common equity claims against National Penn's subsidiaries.

        National Penn's shares of common stock are equity interests in National Penn and do not constitute indebtedness. Accordingly, National Penn's common stock will rank junior to all of National Penn's indebtedness and to other non-equity claims on National Penn with respect to assets available to satisfy claims on National Penn. Additionally, holders of National Penn's common stock are subject to the prior dividend and liquidation rights of holders of National Penn's Series B Preferred Stock. Furthermore, National Penn's right to participate in a distribution of assets upon any of its subsidiaries' liquidation or reorganization is subject to the prior claims of that subsidiary's creditors, including holders of Series B Preferred Stock. The Series B Preferred Stock held by the U.S. Treasury has an aggregate liquidation preference of $150 million. The terms of the Series B Preferred Stock currently prohibit National Penn from paying dividends with respect to its common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to the Series B Preferred Stock have been paid.

        In addition, National Penn's right to participate in any distribution of assets of any of its subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of our common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of National Penn's claims as a creditor of such subsidiary may be recognized. As a result, National Penn's common stock will effectively be subordinated to all existing and future liabilities and obligations of National Penn's subsidiaries. At June 30, 2009, National Penn's total deposits and borrowings were approximately $8.47 billion.

National Penn relies on dividends it receives from its subsidiaries, may further reduce or eliminate the cash dividends on its common stock, and is subject to restrictions on its ability to declare or pay dividends and repurchase shares of common stock.

        As a bank holding company, National Penn's ability to pay dividends depends primarily on its receipt of dividends from its direct and indirect subsidiaries. Its principal bank subsidiary, National Penn Bank, is National Penn's primary source of dividends. Dividend payments from National Penn Bank and Christiana Bank & Trust Company are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by bank regulatory agencies. The ability of National Penn Bank and Christiana Bank & Trust Company to pay dividends is also subject to profitability, financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements. As of June 30, 2009, National Penn Bank and Christiana Bank & Trust Company had the ability to pay $2.3 million and $870,000 in dividends to National Penn without prior regulatory approval. There is no assurance that National Penn Bank, Christiana Bank & Trust Company and/or National Penn's other subsidiaries will be able to pay dividends in the future.

        In July 2009, National Penn's board of directors approved a third quarter 2009 cash dividend of $0.05 per share, which was the same amount paid in the second quarter of 2009. The board reduced the common stock cash dividend following the first quarter 2009 to preserve capital and strengthen National Penn's tangible common equity levels. There can be no assurance that National Penn will pay dividends to its shareholders in the future, or if dividends are paid, that National Penn will increase its dividend to historical levels or otherwise. National Penn's ability to pay dividends to its shareholders is not only subject to limitations imposed by the terms of the CPP, but also to guidance issued by the Board of Governors of the Federal Reserve System, or the Federal Reserve. Under this guidance, bank holding companies like National Penn are advised to consult in advance with the Federal Reserve before declaring dividends, and to strongly consider reducing, deferring or eliminating dividends, in certain situations—for example, when declaring or paying a dividend that would exceed earnings for the fiscal quarter for which the dividend is being paid, or when declaring or paying a dividend that could result in a material adverse change to the organization's capital structure. Importantly, this Federal Reserve guidance is relevant not only to dividends paid on National Penn's common stock, but also to those payable in respect of National Penn's preferred stock held by the U.S. Treasury. National Penn's failure to pay dividends on its preferred stock or common stock could have a material adverse effect on its business, operations, financial condition, access to funding and the market price of its common stock.

        Under the terms of National Penn's purchase agreement with the U.S. Treasury pursuant to which National Penn issued the Series B Preferred Stock and the Warrant, National Penn's ability to declare or pay dividends on any of its stock is restricted. Specifically, National Penn may not declare dividend payments on common, junior preferred or pari passu preferred stock if it is in arrears on the dividends on the Series B Preferred Stock. Further, National Penn may not increase the dividends on its common stock above $0.17 per share, without the U.S. Treasury's approval until December 12, 2011 unless all of the Series B Preferred Stock has been redeemed or transferred.

        National Penn's ability to repurchase its common stock is also restricted under the terms of the purchase agreement with the U.S. Treasury. The U.S. Treasury's consent generally is required for National Penn to make any stock repurchases until December 12, 2011 unless all of the Series B Preferred Stock has been redeemed or transferred. Further, common, junior preferred or pari passu preferred shares may not be repurchased if National Penn is in arrears on the Series B Preferred Stock dividends.

There can be no assurance that National Penn will repurchase the Series B Preferred Stock and the Warrant or that National Penn's regulators would approve such redemption and repurchase.

        National Penn has not determined if or when it will seek the approval of its regulators to repurchase the Series B Preferred Stock and the Warrant. Such repurchases may be made with the proceeds from this offering, as described in "Use of Proceeds," and are subject to regulatory approval. There can be no assurance when or if the Series B Preferred Stock and Warrant can be repurchased or what the redemption price for the Warrant will be. Until such time as the Series B Preferred Stock and the Warrant is repurchased, National Penn will remain subject to the terms and conditions set forth in the purchase agreement with the U.S. Treasury, the Series B Preferred Stock and the Warrant, which, among other things, require National Penn to obtain regulatory approval to pay dividends on its common stock in excess of $0.17 per share and, with some exceptions, to repurchase its common stock. Further, National Penn's continued participation in the CPP subjects it increased regulatory and legislative oversight. See the risk factor titled "The impact of recently enacted legislation, proposed legislation, and government programs intended to stabilize the financial markets cannot be predicted at this time, and such legislation is subject to change."

An investment in National Penn's common stock is not an insured deposit.

        National Penn's common stock is not a bank deposit and, therefore, is not insured against loss by the Federal Deposit Insurance Corporation, or FDIC, any other deposit insurance fund or by any other public or private entity. Investment in National Penn's common stock is inherently risky for the reasons described in this "Risk Factors" section and elsewhere in this prospectus supplement and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire National Penn's common stock, you may lose some or all of your investment.

Forward-Looking Information

        This Form 8-K and other reports filed by National Penn under the Securities Exchange Act of 1934 or registration statements under the Securities Act of 1933 contain forward-looking information about National Penn that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "goal," "potential," "pro forma," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions shareholders and other readers not to place undue reliance on these statements.

        National Penn's business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, increased capital requirements mandated by National Penn's regulators, National Penn's ability to raise capital, variations in interest rates, continued deterioration in the credit quality of certain loans, the effect of credit risk exposure, declines in the value of National Penn's assets, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate, competition from other financial institutions, interruptions or breaches of National Penn's security systems, and the development and maintenance of National Penn's information technology. These risks and others are described in greater detail in National Penn's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as National Penn's Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof, including in this Current Report on Form 8-K. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

99.1
Press Release of National Penn Bancshares, Inc., dated September 8, 2009.

99.2
Slide Presentation.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.
By:	/s/ GLENN E. MOYER
Name: Glenn E. Moyer Title: President and CEO

Dated: September 8, 2009

 EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of National Penn Bancshares, Inc., dated September 8, 2009.
99.2	Slide Presentation.

QuickLinks

Section 7 - Regulation FD
  Item 7.01. Regulation FD Disclosure.
Section 8 - Other Events
  Item 8.01. Other Events.
Section 9 - Financial Statements and Exhibits
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX